Exhibit 10.6

FORM OF PARAGON OFFSHORE PLC

2014 DIRECTOR OMNIBUS PLAN

PARAGON OFFSHORE PLC

2014 DIRECTOR OMNIBUS PLAN

1. Plan. Paragon Offshore Limited, a company organized under the laws of England and Wales (as predecessor to Paragon Offshore plc, a company organized under the laws of England and Wales) (the “Company”), established this Paragon Offshore plc 2014 Director Omnibus Plan (this “Plan”), effective as of [        ] (the “Effective Date”); provided that this Plan has received the requisite stockholder approval. This Plan shall continue in effect for a term of 10 years after the Effective Date unless sooner terminated by action of the Board of Directors of the Company.

2. Purpose. This Plan is designed to attract and retain non-employee directors of the Company, to encourage the sense of proprietorship of such directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making awards under this Plan and thereby providing such directors with a proprietary interest in the growth and performance of the Company and its subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Annual Retainer” shall be the compensation to which a Director is entitled as a retainer for his or her services as a member of the Board during the Plan Year, including fees paid for serving on Board committees.

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Unit Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Board may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Board may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively and in writing reject the applicable Award and Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means a Change in Control as defined in Attachment A to this Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Paragon Offshore plc, a company organized under the laws of England and Wales, and, when applicable, its predecessor, Paragon Offshore Limited, a company organized under the laws of England and Wales.

“Director” means an individual serving as a non-executive member of the Board who is not an Employee, and an individual who has agreed to become a Director and actually becomes a Director following such date of agreement.

“Disability” means a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i) to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

“Dividend Equivalents” means, in the case of an Award comprising Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof (excluding, unless the Committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Shares, as applicable, under the terms of an Award.

“Fair Market Value” of a Share means, as of a particular date,

(1)	if Shares are then listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported,

(2)	if the Shares are not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system,

(3)	if Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Board for such purpose, or

(4)	if none of the above are applicable, the fair market value of a Share as determined in good faith by the Board.

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which shall be in the form of a Nonqualified Stock Option.

“Participant” means a Director to whom an Award has been made under this Plan.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances one Share or equivalent value in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Plan” means this Paragon Offshore plc 2014 Director Omnibus Plan, as such plan may be amended from time to time.

“Plan Year” means the calendar year.

“Restricted Stock” means Shares allotted and issued or transferred pursuant to Paragraphs 8 or 9 that are restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that provides for the allotment and issuance, transfer, or delivery of one Share or equivalent value in cash upon the satisfaction of the terms, conditions, and restrictions applicable to such Restricted Stock Unit.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Share” means one registered share of the Company, or any stock or other security hereafter allotted and issued or which may be allotted and issuable in substitution or exchange for a Share.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or by allotment and issuance, transfer, or delivery of Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of Shares, including a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Unit Award that may be settled in Shares, or an Award of unrestricted Shares, but excluding Options and SARs.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Directors. All Directors are eligible for grants of Awards under this Plan, provided, however, that if the Board makes an Award to an individual whom it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

(b) Board (or the Committee pursuant to Paragraph 7) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Directors who are to be granted Awards under this Plan.

5. Shares Available for Awards.

(a) Available Shares. Subject to the provisions of Paragraph 15 hereof, the maximum number of Shares that may be allotted and issued, transferred, or delivered pursuant to Awards under this Plan (including rights or Options that may be exercised for or settled in Shares) shall be 500,000 Shares (the “Maximum Share Limit”), which Shares shall be available pursuant to the general authority that is granted to the Board from time to time by the Company’s shareholder(s) for the purposes of Section 551 of the U.K. Companies Act 2006. Each Stock

Award granted under this Plan shall be counted against the Maximum Share Limit as 1 Share. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital, Shares held in treasury by the Company or one or more subsidiaries of the Company.

Awards settled in cash shall not reduce the Maximum Share Limit under the Plan. If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit. The following Shares shall not become available again for allotment and issuance, transfer, or delivery under the Plan:

(i)	Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, in payment of the option price of an Option, or withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy withholding obligations, if any; and

(ii)	Shares underlying a free-standing grant of an SAR, to the extent the number of such Shares exceeds the number of Shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

The Board, the Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for allotment and issuance, transfer, or delivery pursuant to Awards.

6. Administration.

(a) Authority of the Administrator. Except as otherwise provided in this Plan, this Plan shall be administered by the Board. Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and the Award Agreements thereunder and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. Subject to Paragraph 6(c) hereof, the Board may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of a Change in Control, death or termination of service for Disability, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the

Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Grant Date. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Board deems necessary or desirable to further this Plan’s purposes. Any decision of the Board in the interpretation and administration of this Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Indemnity. No member of the Board or any person to whom the Board has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board, any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 16 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s stockholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

7. Delegation of Authority. The Board may delegate any of its authority to administer all or any portion of the Plan to the Committee, in which case references herein to the Board shall be deemed to be references to the Committee, and the Board or Committee as applicable may delegate to the Chief Executive Officer and to other senior officers of the Company certain its duties under this Plan (other than the granting authority or amendment authority of the Board or Committee described in Paragraphs 8, 9 and 13); provided, that, such delegation is made in writing and specifically sets forth such delegated authority. The Board, the Committee or officer of the Company, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

8. Awards.

(a) Awards; Conditions. The Board shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Directors who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board, in its sole discretion, and, if required by the Board, shall be signed by the Participant to whom the Award is granted and by a member of the Board for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan; provided, however, that, except as contemplated in Paragraph 15 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Board.

If a Participant ceases to be a Director, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant, it being understood that the Board may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation rules pertaining to the cessation of being a Director by reason of death or Disability. All rights to exercise an Option and any SARs that relate to such Option shall, terminate five years after the date the Participant ceases to be a Director (or the remaining term of the Option if shorter), unless the Award Agreement provides otherwise in connection with any such termination of service by reason of death or Disability. Notwithstanding the foregoing, in the event the Participant ceases to be a Director on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes.

(i)	Options. An Award may be in the form of an Option. An Option awarded pursuant to this Plan shall consist of a Nonqualified Stock Option. The price at which Shares may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Shares on the Grant Date; provided that in relation to an Option comprising the right to subscribe for Shares, the price shall not be less than the nominal value of a Share. The term of an Option shall not exceed 10 years from the Grant Date; provided that the period during which an Option may be exercised may be extended by the Board or pursuant to procedures of the Board if the last day of such period occurs at a time when the Company has imposed a prohibition on trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law; provided further, that the period during which the Option may be extended is not more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Board.

(ii)

Stock Appreciation Rights. An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Shares on the Grant Date; provided that in relation to an SAR comprising the right to subscribe for Shares, the price shall not be less than the nominal value of a Share. In relation to an SAR, an Award holder may be required by or pursuant to procedures of the Committee, in its discretion, to pay the nominal value of any Shares awarded hereunder, and the provisions of Paragraph 11 (relating to the payment of the Exercise Price of Options) shall apply to such SAR mutatis mutandis in respect of any applicable payment of nominal value. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Board.

(iii)	Stock Awards. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Board, and subject to Restriction Period and performance period requirements, if any, and any other applicable requirements described in this Plan. In relation to a Stock Award, including an Award of Restricted Stock, or an Award of unrestricted Shares, comprising a right to new issue Shares, an Award holder may be required by or pursuant to procedures of the Board, in its discretion, to pay the nominal value of any Shares awarded hereunder, and the provisions of Paragraph 11 (relating to the payment of the Exercise Price of Options) shall apply to such Awards mutatis mutandis in respect of any applicable payment of nominal value. To the extent otherwise, and subject to any provision of any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Stock Award under the Plan.

(iv)	Restricted Stock Unit Awards. An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period, if any, and the right to Dividend Equivalents, if any, shall be determined by the Board. Subject to the terms of this Plan, the Board, in its sole discretion, may settle Restricted Stock Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the vested Restricted Stock Units. In relation to an award of Restricted Stock Units to be satisfied by the allotment and issuance, transfer or delivery by the Company of Shares, an Award holder may be required by or pursuant to procedures of the Board, in its discretion, to pay the nominal value of any Shares to be allotted and issued, transferred or delivered, and the provisions of Paragraph 11 (relating to payment of the Exercise Price of Options) shall apply to such Awards mutatis mutandis in respect of any applicable payment of nominal value. To the extent otherwise, and subject to any provision of any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Restricted Stock Units award under the Plan.

(v)	Performance Unit Awards. An Award may be in the form of a Performance Unit Award. The terms, conditions and limitations applicable to a Performance Unit Award, including, but not limited to, the Restriction Period, if any, and the right to Dividend Equivalents, if any, shall be determined by the Board. Each Performance Unit shall have an initial value that is established by the Board on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Settlement of earned Performance Units shall be as determined by the Board and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may settle earned Performance Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Board’s determination of actual performance against the performance measures and related goals established by the Board. In relation to a Performance Unit Award, an Award holder may be required by or pursuant to procedures of the Committee, in its discretion, to pay the nominal value of any Shares awarded hereunder, and the provisions of Paragraph 11 (relating to the payment of the Exercise Price of Options) shall apply to such Performance Unit Award mutatis mutandis in respect of any applicable payment of nominal value.

(vi)	Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Board in accordance with this Plan.

9. Director Compensation.

(a) Annual Retainer; Voluntary Share Purchases. The amount of the Annual Retainer to be paid to each Outside Director for each Plan Year may, in the discretion of the Board, be payable pursuant to Cash Awards granted under this Plan. To the extent the Annual Retainer is payable Director in the form of a Cash Award, the Board may permit the Director to elect to have up to 100% of the amount of such Cash Award to be applied to the purchase of unrestricted Shares pursuant to the provisions of this Paragraph 9(b). Such elections shall be on a form prescribed for this purpose by the Board and in accordance with Section 409A of the Code. The amount to be applied to the purchase of Shares shall be designated by the Director as a percentage of his Annual Retainer (or applicable payment thereof) in integral multiples of 5%.

(b) Other Fees and Reimbursement of Expenses. For the avoidance of doubt, Directors may be entitled, for their service as directors, to compensation other than the Annual Retainer in the discretion of the Board and to the reimbursement of certain expenses in accordance with the policies, practices and procedures of the Company from time to time in effect. Expenses may be reimbursed in the discretion of the Board in the form of Cash Awards that provide for an immediate payment; provided, that, such reimbursement is made no later than the last day of the year following the year in which such expenses are incurred.

10. Award Payment; Dividends and Dividend Equivalents.

(a) General. Payment of Awards by the Company may be made in the form of cash or by the allotment and issuance, transfer of delivery of Shares (in book-entry or certificated form), or a combination thereof, and may include such restrictions as the Board shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled by the allotment and issuance, transfer or delivery of Shares, the Restricted Stock Units shall be evidenced by book entry registration or in such other manner as the Board may determine.

(b) Dividends and Dividend Equivalents. Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Board may establish as set forth in the Award Agreement thereto. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

11. Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Board and elected by the Participant, the Participant may purchase such shares by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to which the Option is being exercised, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the Exercise Price in a form acceptable to the Company. The Board, in its sole discretion, shall determine acceptable methods for Participants to tender Shares, including tender by attestation of shares held by a broker. The Board may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Board involving a broker or dealer approved by the Board). The Board may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11.

12. Taxes. The Company shall have the right to require payment of applicable taxes, social security obligations and pension plan obligations (or similar charges) as a condition to settlement of any Award. The amount determined by the Board to be due upon the grant or vesting of any Award, or at any other applicable time, shall be paid in full at the time of exercise in cash or, if permitted by the Board and elected by the Participant, the Participant may arrange for such payment by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to the Award, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the withholding amount, if any, in a form acceptable to the Company. The Board may take or require such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, if any, and other charges; provided, however, that the number of Shares a Participant surrenders, or as to which a Participant otherwise forfeits or surrenders the right to require the Company to allot and issue, transfer, or deliver Shares, must equal in Fair Market Value no more than the required minimum withholding taxes, if any. If Shares subject to the Award are used as set forth above to satisfy tax or other withholding, such shares shall be valued based on the Fair Market Value on the date as of which the amount tax withholding, if any, is determined. Other Shares tendered to pay taxes will be valued based on the Fair Market Value on the date received by the Company.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan (and the Board may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Shares available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award.

14. Assignability. Unless otherwise determined by the Board and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Board. The Board may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

15. Adjustments.

(a) No Limit on Corporate Power. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) Adjustments. If at any time while the Plan is in effect there shall be any increase or decrease in the number of allotted and issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(i) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii) An appropriate adjustment shall be made in the Stock-Based Award Limitations, to the end that the Stock-Based Award Limitations shall apply to the same proportion of the Company’s allotted and issued and outstanding Shares;

(iii) Appropriate adjustment shall be made (i) in the number of Shares and the exercise price per Share thereof then subject to purchase pursuant to each Option or Stock Appreciation Right previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate exercise price; and (ii) in the number of Shares then subject to each Stock Award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to allotment and issuance, transfer or delivery in settlement of such award;

(c) Actions not Triggering Adjustments. Except as is otherwise expressly provided herein, the allotment and issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options or the number of Shares then subject to outstanding awards of Restricted Stock Units.

(d) Certain Corporate Transactions. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Exercise Price of such Award.

(e) Section 409A. No adjustment or substitution pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

16. Restrictions. No Shares or other form of payment shall be allotted and issued, transferred, or delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such allotment and issuance, transfer, or delivery will be in compliance with applicable federal and state securities laws. Certificates evidencing Shares delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Board may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. The Board may, in its discretion, condition the Company’s obligation to allot and issue, transfer or deliver Shares under the Plan upon its receipt from the person to whom such Shares are to be allotted and issued, transferred or delivered of an executed investment letter containing such representations and agreements as the Company may determine to be necessary or advisable in order to enable the Company to allot, issue, transfer or deliver such Shares to such person in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

17. Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any cash, Shares or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company or the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

18. Section 409A of the Code.

(a) Intention to Comply. Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unit and Cash Awards. Unless the Board provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Board determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

19. Awards to Foreign Nationals and Directors Outside the United States. The Board may, without amending this Plan, (1) establish special rules applicable to Awards granted to Participants who are foreign nationals or otherwise providing services outside the United States, or both, including rules that differ from (but do not enlarge on) those set forth in this Plan, and (2) grant Awards to such Participants in accordance with those rules.

20. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, shall be undertaken by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States, or the laws of England and Wales.

21. Right to Continued Service. Nothing in this Plan or an Award Agreement or any document describing or relating to the Plan, or any part hereof, shall confer upon any Director any right to continue as a Director of the Company.

22. Rights of Third Parties. It is not intended that any of the terms of this Plan should be enforceable by any third party pursuant to the UK Contract (Rights of Third Parties) Act 1999.

23. Consent to Holding and Processing of Personal Data. By participating in the Plan, participants give their consent to the holding and processing of data relating to them (including personal data) in relation to and as a consequence of the Plan and to the disclosure of data (even outside the European Economic Area) to the Company, or any Subsidiary, to any possible purchaser of the Company or its business or of any Subsidiary and their respective advisors in relation to the Plan.

24. Usage. Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

25. Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

ATTACHMENT A

DEFINITION OF

CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding registered Shares of the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subparagraph (c)(i) the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this definition are satisfied; or

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the

Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Change in Control shall conform to the requirements of Section 409A(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code